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                                                                    EXHIBIT 21.1

                       LIST OF SUBSIDIARIES OF REGISTRANT

XACCT Technologies, Inc., a Delaware corporation, located in California, USA.

XACCT Technologies (UK) Limited, an English private company

XACCT Technologies (Germany) Gmbh

XACCT Technologies (Sweden) AB